Investor Contact: Michael Greiner
Avanos Medical, Inc.
470-562-2692
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
CorporateCommunications@Avanos.com

Avanos Medical, Inc. Announces Fourth Quarter and Full-Year 2024 Results

ALPHARETTA, Ga., Feb. 26, 2025/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported fourth quarter and full-year 2024 results.
“We are pleased with our fourth quarter results, which delivered 5% organic growth and continued execution on each of our transformation initiative priorities,” said Michael Greiner, Avanos’s interim chief executive officer. Greiner continued, “For the full year, we generated $83 million of free cash flow and $108 million of adjusted EBITDA. We currently have net debt of approximately $20 million. We believe our strong financial position will enable us to execute on our internal investment and other capital allocation priorities in 2025 and beyond.”
2024 Financial Highlights
•Fourth quarter net sales from continuing operations totaled $179.6 million, a 3.6% increase from the prior year. For the full-year, net sales from continuing operations increased 2.2% to $687.8 million.
•Fourth quarter diluted loss per share from continuing operations was $8.63 compared to diluted earnings per share of $0.24 per share a year ago. On an adjusted basis, fourth quarter diluted earnings per share from continuing operations improved to $0.43 compared to $0.36 in the prior year.
•2024 full-year diluted loss per share from continuing operations was $8.40 compared to diluted loss per share of $0.21 in the prior year. On an adjusted basis, diluted earnings per share from continuing operations improved to $1.35 compared to $1.03 in 2023.
•Fourth quarter free cash flow was $53.1 million compared to an outflow of $3.4 million in the fourth quarter of last year.
•2024 year-to-date free cash flow improved to $82.9 million compared to $14.6 million in 2023.
•As of December 31, 2024, our net debt was $27.0 million compared to $80.3 million in the prior year.
In the fourth quarter, we completed our obligations to perform certain manufacturing services on behalf of the buyer of our former respiratory health (“RH”) business, and the assets formerly classified as “held for sale” were transferred to the buyer on October 1, 2024. The completion of this sale was a key component of our three-year transformation process (the “Transformation Process”), which is aimed at accelerating our effort to focus our product portfolio.

Fourth Quarter 2024 Operating Results From Continuing Operations
In the fourth quarter of 2024, net sales totaled $179.6 million, a 3.6% increase compared to the prior year, primarily due to continued strong performance in our life-sustaining digestive health portfolio, particularly from our NeoMed neonatal and pediatric feeding solutions, along with higher volume in our interventional pain portfolio, partially offset by unfavorable pricing in our Hyaluronic Acid (“HA”) portfolio sales and lower volume in our clinically-proven and opioid-sparing Pain Management and Recovery portfolio, particularly related to our Game Ready cold compression systems.
Gross margin for the fourth quarter was 54.6% compared to 54.8% a year ago. Adjusted gross margin was 58.7% compared to 58.6% in the prior year. Gross margin was impacted by savings realized from the transformation process partially offset by costs associated with divestiture separation costs, post-divestiture restructuring costs and lower pricing in sales of HA products.
Selling and general expenses as a percentage of net sales was 44.4% compared to 43.0% in the prior year period, primarily due to non-recurring expenses associated with our ongoing Transformation Process, the RH business divestiture and compliance costs associated with the EU Medical Device Regulation (the “EU MDR”). On an adjusted basis, selling and general expenses as a percentage of net sales was 41.6% compared to 38.9% in the same period last year.
Operating loss in the quarter was $418.5 million compared to operating profit of $11.2 million in the fourth quarter of 2023. On an adjusted basis, operating profit was $23.9 million compared to $27.1 million a year ago.
Net loss from continuing operations was $397.0 million, compared to net income from continuing operations of $11.0 a year ago.
Adjusted EBITDA for the quarter was $28.6 million compared to $32.1 million in the prior year.
Full-Year 2024 Operating Results From Continuing Operations
Net sales increased 2.2% to $687.8 million in 2024 primarily due to higher volume across our digestive health and interventional pain portfolios partially offset by unfavorable pricing on sales of HA products.
Gross margin for 2024 was 55.4% compared to 56.4% in 2023. Adjusted gross margin was 59.0%, compared to 59.1% last year due primarily to unfavorable pricing on sales of HA products partially offset by efficiencies gained from the transformation process.
Selling and general expenses as a percentage of net sales were 46.3% compared to 49.8% in the prior year period, driven by non-recurring expenses associated with our ongoing Transformation Process, the RH business divestiture and our acquisition of Diros Technology Inc., as well as compliance costs associated with the EU MDR. On an adjusted basis, selling and general expenses were 42.5% of net sales compared to 43.3% of net sales in 2023.
Operating loss in 2024 was $396.2 million compared to operating profit of $4.2 million in the prior year. On an adjusted basis, operating profit was $87.3 million compared to $79.7 million in 2023.
Net loss from continuing operations in 2024 was $386.3 million, compared to net loss from continuing operations of $9.9 million in the prior year.
For the full-year, adjusted EBITDA totaled $107.6 million, compared to $98.9 million in the prior year.
Non-Cash Goodwill and Intangible Assets Impairment
During the fourth quarter we revised our revenue and margin projections for our HA and intravenous infusion product lines downward. Consequently, we assessed certain intangibles and goodwill for impairment and recorded an impairment charge of $436.7 million.

Cash Flow and Balance Sheet
Cash from operations less capital expenditures, or free cash flow, for the fourth quarter of 2024 was an inflow of $53.1 million, compared to an outflow of $3.4 million a year ago. For 2024, free cash flow was $82.9 million, compared to $14.6 million in the prior year.
At year-end 2024, the Company’s cash balance was $107.7 million compared to $87.7 million at year-end 2023. Total debt at the end of the fourth quarter totaled $134.7 million, consisting of borrowings of $110.2 million on the Company's term loan facility and $24.5 million on the revolving credit facility.
Discontinued Operations
Net sales from discontinued operations totaled $13.6 million in the three months ended December 31, 2024, compared to $7.0 million in the three months ended December 31, 2023. Net sales from discontinued operations were $54.6 million in the year ended December 31, 2024, compared to $100.9 million in the year ended December 31, 2023.
2025 Outlook
We expect 2025 net sales to be between $665 million and $685 million, and adjusted diluted earnings per share are expected to be between $1.05 to $1.25.
Avanos interim chief executive officer Michael Greiner commented, “Our 2025 guidance reflects a challenging market environment for some of our product categories, as well as currency headwinds. We expect to see a pause in our margin improvements in 2025, but remain committed to executing our long-term strategy and delivering on our previously stated margin profile. While this guidance reflects near-term pressures, we are confident in our ability to reignite our margin expansion in 2026 and are focused on positioning the company for a stronger, more sustainable future.”
Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:
•Adjusted net income
•Adjusted diluted earnings per share
•Adjusted gross and operating profit
•Adjusted effective tax rate
•Adjusted selling, general and administrative expenses
•Adjusted EBITDA
•Free cash flow
These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
•Certain acquisition and integration charges related to acquisitions.
•Expenses associated with restructuring and transformation activities, including the Divestiture in the fourth quarter of 2023.
•Expenses associated with EU MDR compliance.
•Impairment charges on Goodwill and Intangible assets.
•The amortization of intangible assets associated with prior business acquisitions.
•The tax effects of certain adjusting items.
•The benefit associated with the tax effects of the CARES Act.

•The positive or negative effect of changes in currency exchange rates during the year.
The Company provides these non-GAAP financial measures as supplemental information to our GAAP financial measures. Management and the Company’s Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to (a) evaluate the Company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the Company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of the Company’s ongoing business operations.
Additionally, the Compensation Committee of the Company’s Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the Company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.
Our competitors may define these non-GAAP financial measures differently, and as a result, our measure of these non-GAAP financial measures may not be directly comparable to those of other companies. Items excluded from these non-GAAP financial measures are significant components in understanding and assessing financial performance. These non-GAAP financial measures are supplemental measures of operating performance that do not represent, and should not be considered in isolation or as an alternative to, or substitute for, the financial statement data presented in our consolidated financial statements as indicators of financial performance. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP financial measures as supplemental information.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.
Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. To instantly join the conference by phone, use the following link to register close to the start time: https://emportal.ink/3D1w3vk. After registering, the system will call you and automatically connect you to the conference call. Alternatively, you may join the call by dialing 1-646-357-8785 or 1-800-836-8184 in the United States. A simultaneous webcast of the call and presentation will be accessible via the Investors section of the Avanos Medical website, https://avanos.investorroom.com. A replay of the call will be available at noon ET today by calling 1-646-517-4150 or 1-888-660-6345 in the United States and entering passcode 27013#. A webcast of the call will also be archived in the Investors section on the Avanos website.
About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical device company focused on delivering clinically superior breakthrough solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to creating the next generation of innovative healthcare solutions which will address our most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit www.avanos.com and follow Avanos Medical on Twitter (@AvanosMedical), LinkedIn and Facebook.
Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “estimate”, “anticipate”, “plan”, or “continue” and similar expressions, among others. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; shortages in drugs used in our Surgical

Pain and Recovery products or other disruptions in our supply chain; the ongoing conflicts between Russia and Ukraine and in the Middle East; new or increased tariffs or other trade restrictions; our ability to successfully execute on or achieve the expected benefits of the Transformation Process or our divestiture, acquisition or merger transactions; inflationary pressures; rising interest rates; financial conditions affecting the banking system and the potential threats to solvency of commercial banks; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net Sales	$179.6	$173.3	$687.8	$673.3
Cost of products sold	81.6	78.3	306.5	293.6
Gross Profit	98.0	95.0	381.3	379.7
Research and development expenses	5.7	6.8	26.2	27.2
Selling and general expenses	79.7	74.5	318.5	335.0
Goodwill and intangibles impairment	436.7	—	436.7	—
Other (income) expense, net	(5.6)	2.5	(3.9)	13.3
Operating Income	(418.5)	11.2	(396.2)	4.2
Interest income	0.8	1.0	5.1	2.9
Interest expense	(2.8)	(3.3)	(12.2)	(15.0)
Income Before Income Taxes	(420.5)	8.9	(403.3)	(7.9)
Income tax benefit (provision)	23.5	2.1	17.0	(2.0)
(Loss) Income from Continuing Operations	(397.0)	11.0	(386.3)	(9.9)
Income (Loss) from discontinued operations, net of tax	(0.3)	(0.5)	(5.8)	(51.9)
Net (Loss) Income	$(397.3)	$10.5	$(392.1)	$(61.8)

Interest expense, net	2.0	2.3	7.1	12.1
Income tax (provision) benefit	(23.4)	(3.4)	(18.9)	2.9
Depreciation and amortization	11.1	11.5	45.5	46.1
EBITDA	$(407.6)	$20.9	$(358.4)	$(0.7)

(Loss) Earnings Per Share
Basic
Continuing operations	$(8.63)	$0.24	$(8.40)	$(0.21)
Discontinued operations	$(0.01)	$(0.01)	$(0.13)	$(1.11)
Basic (Loss) Earnings Per Share	$(8.64)	$0.23	$(8.53)	$(1.32)

Diluted
Continuing operations	$(8.63)	$0.24	$(8.40)	$(0.21)
Discontinued operations	$(0.01)	$(0.01)	$(0.13)	$(1.11)
Diluted (Loss) Earnings Per Share	$(8.64)	$0.23	$(8.53)	$(1.32)

Common Shares Outstanding
Basic	46.0	46.2	46.0	46.6
Diluted	46.0	46.6	46.0	46.6

AVANOS MEDICAL, INC.
Discontinued Operations Summary
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net Sales	$13.6	$7.0	$54.6	$100.9
Cost of products sold	16.2	11.0	63.6	68.8
Gross Profit	(2.6)	(4.0)	(9.0)	32.1
Research and development expenses	—	—	—	0.8
Selling, general and other expenses	—	(0.7)	—	11.2
Pretax (loss) gain on classification as discontinued operations	—	(1.5)	—	70.8
Other (income) expense, net	(2.4)	—	(1.3)	0.3
Operating income (loss)	(0.2)	(1.8)	(7.7)	(51.0)
Income tax (provision) benefit from discontinued operations	(0.1)	1.3	1.9	(0.9)
Income (Loss) from discontinued operations, net of tax	$(0.3)	$(0.5)	$(5.8)	$(51.9)

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$98.0	$(2.6)	$95.4	$95.0	$(4.0)	$91.0
Acquisition and integration-related charges	—	—	—	0.4	—	0.4
Restructuring and transformation charges	1.3	—	1.3	2.4	—	2.4
Post-RH Divestiture transition charges	0.4	—	0.4	—	—	—
Post-RH Divestiture restructuring	2.1	—	2.1	—	—	—
Divestiture related charges	—	—	—	—	1.4	1.4
Intangibles amortization	3.6	—	3.6	3.8	—	3.8
As adjusted non-GAAP	$105.4	$(2.6)	$102.8	$101.6	$(2.6)	$99.0
Gross profit margin, as reported	54.6%	(19.1)%	49.4%	54.8%	(57.1)%	50.5%
Gross profit margin, as adjusted	58.7%	(19.1)%	53.2%	58.6%	(37.1)%	54.9%

	Gross Profit
	Year Ended December 31, 2024			Year Ended December 31, 2023
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$381.3	$(9.0)	$372.3	$379.7	$32.1	$411.8
Acquisition and integration-related charges	0.1	—	0.1	0.4	—	0.4
Restructuring and transformation charges	3.0	—	3.0	3.0	—	3.0
Post-RH Divestiture transition charges	1.8	—	1.8	—	—	—
Post-RH Divestiture restructuring	5.1	—	5.1	—	—	—
Divestiture related charges	—	—	—	—	1.4	1.4
EU MDR Compliance	0.2	—	0.2	—	—	—
Intangibles amortization	14.3	—	14.3	14.6	—	14.6
As adjusted non-GAAP	$405.8	$(9.0)	$396.8	$397.7	$33.5	$431.2
Gross profit margin, as reported	55.4%	(16.5)%	50.1%	56.4%	31.8%	53.2%
Gross profit margin, as adjusted	59.0%	(16.5)%	53.4%	59.1%	33.2%	55.7%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Operating Profit (Loss)
	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$(418.5)	$(0.2)	$(418.7)	$11.2	$(1.8)	$9.4
Acquisition and integration-related charges	0.1	—	0.1	0.9	—	0.9
Restructuring and transformation charges(a)	(6.0)	—	(6.0)	5.2	—	5.2
Post-RH Divestiture transition charges	0.9	—	0.9	—	—	—
Post-RH Divestiture restructuring	2.5	—	2.5	—	—	—
Divestiture related charges	—	—	—	0.9	—	0.9
Estimated loss on Divestiture	—	—	—	—	(1.5)	(1.5)
Goodwill and intangibles impairment	436.7	—	436.7	—	—	—
EU MDR Compliance(b)	1.8	—	1.8	0.9	—	0.9
Litigation and legal	—	—	—	1.5	—	1.5
Intangibles amortization	6.4	—	6.4	6.5	—	6.5
As adjusted non-GAAP	$23.9	$(0.2)	$23.7	$27.1	$(3.3)	$23.8

	Operating Profit (Loss)
	Year Ended December 31, 2024			Year Ended December 31, 2023
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$(396.2)	$(7.7)	$(403.9)	$4.2	$(51.0)	$(46.8)
Acquisition and integration-related charges	4.2	—	4.2	3.3	—	3.3
Restructuring and transformation charges(a)	(0.8)	—	(0.8)	28.2	—	28.2
Post-RH Divestiture transition charges	3.1	—	3.1	—	—	—
Post-RH Divestiture restructuring	8.9	—	8.9	—	—	—
Divestiture related charges	—	—	—	6.0	0.8	6.8
Estimated loss on Divestiture	—	—	—	—	70.8	70.8
Goodwill and intangibles impairment	436.7	—	436.7	—	—	—
EU MDR Compliance(b)	6.2	—	6.2	3.7	—	3.7
Litigation and legal	—	—	—	10.0	—	10.0
Intangibles amortization	25.2	—	25.2	24.3	0.8	25.1
As adjusted non-GAAP	$87.3	$(7.7)	$79.6	$79.7	$21.4	$101.1
__________________________________________________
(a) Expenses incurred for the Transformation Process are included in “Costs of products sold,” “Research and development,” “Selling and general expenses” and “Other expense, net” on the Condensed Consolidated Income Statements.
(b) In the three months ended December 31, 2024 and 2023, EU MDR Compliance related charges are included in “Selling and general expenses” on the Condensed Consolidated Income Statements. In the years ended December 31, 2024 and 2023, EU MDR Compliance related charges are included in “Costs of products sold” and “Selling and general expenses” on the Condensed Consolidated Income Statements.

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	(Loss) Income Before Taxes
	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$(420.5)	$(0.2)	$(420.7)	$8.9	$(1.8)	$7.1
Acquisition and integration-related charges	0.1	—	0.1	0.9	—	0.9
Restructuring and transformation charges	(6.0)	—	(6.0)	5.2	—	5.2
Post-RH Divestiture transition charges	0.9	—	0.9	—	—	—
Post-RH Divestiture restructuring	2.5	—	2.5	—	—	—
Divestiture related charges	—	—	—	0.9	—	0.9
Estimated loss on divestiture	—	—	—	—	(1.5)	(1.5)
Goodwill and intangibles impairment	436.7	—	436.7	—	—	—
EU MDR Compliance	1.8	—	1.8	0.9	—	0.9
Litigation and legal	—	—	—	1.5	—	1.5
Intangibles amortization	6.4	—	6.4	6.5	—	6.5
As adjusted non-GAAP	$21.9	$(0.2)	$21.7	$24.8	$(3.3)	$21.5

	(Loss) Income Before Taxes
	Year Ended December 31, 2024			Year Ended December 31, 2023
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$(403.3)	$(7.7)	$(411.0)	$(7.9)	$(51.0)	$(58.9)
Acquisition and integration-related charges	4.2	—	4.2	3.3	—	3.3
Restructuring and transformation charges	(0.8)	—	(0.8)	28.2	—	28.2
Post-RH Divestiture transition charges	3.1	—	3.1	—	—	—
Post-RH Divestiture restructuring	8.9	—	8.9	—	—	—
Divestiture related charges	—	—	—	6.0	0.8	6.8
Estimated loss on Divestiture	—	—	—	—	70.8	70.8
Goodwill and intangibles impairment	436.7	—	436.7	—	—	—
EU MDR Compliance	6.2	—	6.2	3.7	—	3.7
Litigation and legal	—	—	—	10.0	—	10.0
Intangibles amortization	25.2	—	25.2	24.3	0.8	25.1
As adjusted non-GAAP	$80.2	$(7.7)	$72.5	$67.6	$21.4	$89.0

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Tax Benefit (Provision)
	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$23.5	$(0.1)	$23.4	$2.1	$1.3	$3.4
Tax effects of adjusting items	(25.4)	—	(25.4)	(10.3)	—	(10.3)
As adjusted non-GAAP	$(1.9)	$(0.1)	$(2.0)	$(8.2)	$1.3	$(6.9)
Effective tax rate, as reported	5.6%	(50.0)%	5.6%	(23.6)%	72.2%	(47.9)%
Effective tax rate, as adjusted	8.7%	(50.0)%	9.2%	33.2%	39.4%	32.3%

	Tax Benefit (Provision)
	Year Ended December 31, 2024			Year Ended December 31, 2023
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$17.0	$1.9	$18.9	$(2.0)	$(0.9)	$(2.9)
Tax effects of adjusting items	(34.6)	—	(34.6)	(17.8)	(4.4)	(22.2)
As adjusted non-GAAP	$(17.6)	$1.9	$(15.7)	$(19.8)	$(5.3)	$(25.1)
Effective tax rate, as reported	4.2%	24.7%	4.6%	(25.3)%	(1.8)%	(4.9)%
Effective tax rate, as adjusted	21.9%	24.7%	21.7%	29.3%	24.8%	28.2%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Net (Loss) Income
	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$(397.0)	$(0.3)	$(397.3)	$11.0	$(0.5)	$10.5
Acquisition and integration-related charges	0.1	—	0.1	0.9	—	0.9
Restructuring and transformation charges	(6.0)	—	(6.0)	5.2	—	5.2
Post-RH Divestiture transition charges	0.9	—	0.9	—	—	—
Post-RH Divestiture restructuring	2.5	—	2.5	—	—	—
Divestiture related	—	—	—	0.9	—	0.9
Estimated loss on divestiture	—	—	—	—	(1.5)	(1.5)
Goodwill and intangibles impairment	436.7	—	436.7	—	—	—
EU MDR Compliance	1.8	—	1.8	0.9	—	0.9
Litigation and legal	—	—	—	1.5	—	1.5
Intangibles amortization	6.4	—	6.4	6.5	—	6.5
Tax effects of adjusting items	(25.4)	—	(25.4)	(10.3)	—	(10.3)
As adjusted non-GAAP	$20.0	$(0.3)	$19.7	$16.6	$(2.0)	$14.6
Diluted (loss) earnings per share, as reported	$(8.63)	$(0.01)	$(8.64)	$0.24	$(0.01)	$0.23
Diluted earnings (loss) per share, as adjusted	$0.43	$(0.01)	$0.42	$0.36	$(0.04)	$0.32

	Net (Loss) Income
	Year Ended December 31, 2024			Year Ended December 31, 2023
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$(386.3)	$(5.8)	$(392.1)	$(9.9)	$(51.9)	$(61.8)
Acquisition and integration-related charges	4.2	—	4.2	3.3	—	3.3
Restructuring and transformation charges	(0.8)	—	(0.8)	28.2	—	28.2
Post-RH Divestiture transition charges	3.1	—	3.1	—	—	—
Post-RH Divestiture restructuring	8.9	—	8.9	—	—	—
Divestiture related charges	—	—	—	6.0	0.8	6.8
Estimated loss on divestiture	—	—	—	—	70.8	70.8
Goodwill and intangibles impairment	436.7	—	436.7	—	—	—
EU MDR Compliance	6.2	—	6.2	3.7	—	3.7
Litigation and legal	—	—	—	10.0	—	10.0
Intangibles amortization	25.2	—	25.2	24.3	0.8	25.1
Tax effects of adjusting items	(34.6)	—	(34.6)	(17.8)	(4.4)	(22.2)
As adjusted non-GAAP	$62.6	$(5.8)	$56.8	$47.8	$16.1	$63.9
Diluted (loss) earnings per share, as reported	$(8.40)	$(0.13)	$(8.53)	$(0.21)	$(1.11)	$(1.32)
Diluted earnings per share, as adjusted	$1.35	$(0.13)	$1.22	$1.03	$0.35	$1.38

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Selling, General and Administrative Expenses
	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$79.7	$—	$79.7	$74.5	$(0.7)	$73.8
Acquisition and integration-related charges	(0.1)	—	(0.1)	(0.5)	—	(0.5)
Restructuring and transformation charges	0.4	—	0.4	(2.0)	—	(2.0)
Post-RH Divestiture transition charges	(0.2)	—	(0.2)	—	—	—
Post-RH Divestiture restructuring	(0.4)	—	(0.4)	—	—	—
Divestiture related charges	—	—	—	(0.9)	0.8	(0.1)
EU MDR Compliance	(1.8)	—	(1.8)	(0.9)	—	(0.9)
Intangibles amortization	(2.8)	—	(2.8)	(2.7)	—	(2.7)
As adjusted non-GAAP	$74.8	$—	$74.8	$67.5	$0.1	$67.6
SG&A as a percentage of revenue, as reported	44.4%	—%	41.3%	43.0%	(10.0)%	40.9%
SG&A as a percentage of revenue, as adjusted	41.6%	—%	38.7%	38.9%	1.4%	37.5%

	Selling, General and Administrative Expenses
	Year Ended December 31, 2024			Year Ended December 31, 2023
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
As reported	$318.5	$—	$318.5	$335.0	$11.2	$346.2
Acquisition and integration-related charges	(1.4)	—	(1.4)	(1.5)	—	(1.5)
Restructuring and transformation charges	(3.0)	—	(3.0)	(22.5)	—	(22.5)
Post-RH Divestiture transition charges	(0.8)	—	(0.8)	—	—	—
Post-RH Divestiture restructuring	(3.8)	—	(3.8)	—	—	—
Divestiture related charges	—	—	—	(6.0)	—	(6.0)
EU MDR Compliance	(6.0)	—	(6.0)	(3.7)	—	(3.7)
Intangibles amortization	(10.9)	—	(10.9)	(9.7)	(0.8)	(10.5)
As adjusted non-GAAP	$292.6	$—	$292.6	$291.6	$10.4	$302.0
SG&A as a percentage of revenue, as reported	46.3%	—%	42.9%	49.8%	11.1%	44.7%
SG&A as a percentage of revenue, as adjusted	42.5%	—%	39.4%	43.3%	10.3%	39.0%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	EBITDA
	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
Net (loss) income	$(397.0)	$(0.3)	$(397.3)	$11.0	$(0.5)	$10.5
Interest expense, net	2.0	—	2.0	2.3	—	2.3
Income tax (provision) benefit	(23.5)	0.1	(23.4)	(2.1)	(1.3)	(3.4)
Depreciation	4.7	—	4.7	5.0	—	5.0
Amortization	6.4	—	6.4	6.5	—	6.5
EBITDA	(407.4)	(0.2)	(407.6)	22.7	(1.8)	20.9
Acquisition and integration-related charges	0.1	—	0.1	0.9	—	0.9
Restructuring and transformation charges	(6.0)	—	(6.0)	5.2	—	5.2
Post-RH Divestiture transition charges	0.9	—	0.9	—	—	—
Post-RH Divestiture restructuring	2.5	—	2.5	—	—	—
Divestiture related charges	—	—	—	0.9	—	0.9
Estimated loss on divestiture	—	—	—	—	(1.5)	(1.5)
Goodwill and intangibles impairment	436.7	—	436.7	—	—	—
EU MDR Compliance	1.8	—	1.8	0.9	—	0.9
Litigation and legal	—	—	—	1.5	—	1.5
Adjusted EBITDA	$28.6	$(0.2)	$28.4	$32.1	$(3.3)	$28.8

	EBITDA
	Year Ended December 31, 2024			Year Ended December 31, 2023
	Continuing Operations	Disc. Operations	Total	Continuing Operations	Disc. Operations	Total
Net (loss) income	$(386.3)	$(5.8)	$(392.1)	$(9.9)	$(51.9)	$(61.8)
Interest expense, net	7.1	—	7.1	12.1	—	12.1
Income tax (provision) benefit	(17.0)	(1.9)	(18.9)	2.0	0.9	2.9
Depreciation	20.3	—	20.3	19.2	1.8	21.0
Amortization	25.2	—	25.2	24.3	0.8	25.1
EBITDA	(350.7)	(7.7)	(358.4)	47.7	(48.4)	(0.7)
Acquisition and integration-related charges	4.2	—	4.2	3.3	—	3.3
Restructuring and transformation charges	(0.8)	—	(0.8)	28.2	—	28.2
Post-RH Divestiture transition charges	3.1	—	3.1	—	—	—
Post-RH Divestiture restructuring	8.9	—	8.9	—	—	—
Divestiture related charges	—	—	—	6.0	0.8	6.8
Estimated loss on divestiture	—	—	—	—	70.8	70.8
Goodwill and intangibles impairment	436.7	—	436.7	—	—	—
EU MDR Compliance	6.2	—	6.2	3.7	—	3.7
Litigation and legal	—	—	—	10.0	—	10.0
Adjusted EBITDA	$107.6	$(7.7)	$99.9	$98.9	$23.2	$122.1

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Free Cash Flow
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cash provided by operating activities	$57.9	$2.5	$100.7	$32.4
Capital expenditures	(4.8)	(5.9)	(17.8)	(17.8)
Free Cash Flow	$53.1	$(3.4)	$82.9	$14.6

2025 OUTLOOK

	Estimated Range
Diluted earnings per share (GAAP)	$0.63	to	$0.86
Intangibles amortization	0.25	to	0.24
Restructuring and transformation charges	0.12	to	0.10
Other	0.05	to	0.05
Adjusted diluted earnings per share (non-GAAP)	$1.05	to	$1.25

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	As of December 31,
	2024	2023
ASSETS
Current Assets
Cash and cash equivalents	$107.7	$87.7
Accounts receivable, net of allowances	132.8	142.8
Inventories	138.8	163.2
Prepaid expenses and other current assets	14.1	28.8
Assets held for sale	—	64.5
Total Current Assets	393.4	487.0
Property, Plant and Equipment, net	110.7	117.2
Operating Lease Right of Use Assets	34.1	26.8
Goodwill	455.6	796.1
Other Intangible Assets, net	112.3	239.5
Deferred Tax Assets	24.9	6.5
Other Assets	23.2	19.3
TOTAL ASSETS	$1,154.2	$1,692.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$9.4	$8.6
Current portion of operating lease obligation	10.9	12.8
Trade accounts payable	54.3	56.3
Accrued expenses	91.3	93.2
Liabilities held for sale	—	63.7
Total Current Liabilities	165.9	234.6
Long-Term Debt	125.3	159.4
Operating Lease Obligation	24.6	28.3
Deferred Tax Liabilities	5.5	23.8
Other Long-Term Liabilities	4.4	10.0
TOTAL LIABILITIES	325.7	456.1
Stockholders’ Equity	828.5	1,236.3
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,154.2	$1,692.4

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating Activities
Net (loss) income	$(397.3)	$10.5	$(392.1)	$(61.8)
Depreciation and amortization	11.1	11.5	45.5	46.1
Goodwill and intangibles impairment	436.7	—	436.7	—
Loss on RH disposal	—	(1.4)	—	70.8
Net loss on asset dispositions	0.8	0.8	1.2	1.9
Changes in operating assets and liabilities	45.0	(3.0)	35.0	(18.0)
Deferred income taxes and other	(38.4)	(15.9)	(25.6)	(6.6)
Cash Provided by Operating Activities	57.9	2.5	100.7	32.4
Investing Activities
Capital expenditures	(4.8)	(5.9)	(17.8)	(17.8)
Proceeds from the RH divestiture	—	89.0	—	89.0
Proceeds from RH divestiture post-closing settlement	—	—	2.1	—
Investments in non-affiliates	(2.8)	—	(11.8)	—
Acquisition of assets and investments in businesses	—	(2.1)	—	(49.6)
Cash (Used in) Provided by Investing Activities	(7.6)	81.0	(27.5)	21.6
Financing Activities
Secured debt repayments	(2.3)	(1.6)	(8.6)	(4.7)
Revolving credit facility proceeds	—	—	20.0	55.0
Revolving credit facility repayments	(25.0)	(95.0)	(45.0)	(115.0)
Purchase of treasury stock	(0.1)	(6.2)	(12.8)	(19.1)
Proceeds from the exercise of stock options	—	(0.2)	1.1	1.3
Payment of contingent consideration liabilities	—	(1.5)	(3.8)	(11.7)
Cash Used in Financing Activities	(27.4)	(104.5)	(49.1)	(94.2)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(4.2)	1.6	(4.1)	0.2
Increase (Decrease) in Cash and Cash Equivalents	18.7	(19.4)	20.0	(40.0)
Cash and Cash Equivalents - Beginning of Period	89.0	107.1	87.7	127.7
Cash and Cash Equivalents - End of Period	$107.7	$87.7	$107.7	$87.7

AVANOS MEDICAL, INC.
SELECTED BUSINESS AND PRODUCTS DATA
(unaudited)
(in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	Change	2024	2023	Change
Digestive health	$105.8	$94.8	11.6%	$396.4	$371.6	6.7%
Pain Management and Recovery:
Surgical pain and recovery	30.3	35.6	(14.9)%	124.1	139.2	(10.8)%
Interventional pain	43.5	42.9	1.4%	167.3	162.5	3.0%
Total Pain Management and recovery	73.8	78.5	(6.0)%	291.4	301.7	(3.4)%
Total Net Sales	$179.6	$173.3	3.6%	$687.8	$673.3	2.2%

	Total	Volume(a)	Pricing/Mix	Currency	Other(b)
Net Sales - percentage change - QTD	3.6%	6.2%	(3.0)%	0.5%	(0.1)%
Net Sales - percentage change - YTD	2.2%	4.3%	(2.2)%	0.1%	—%
______________________________
(a)Volume includes incremental sales from acquisitions.
(b)Other includes rounding.